AGREEMENT

WHEREAS, on October 4, 2012, HPGS and CHAMA, (collectively the “PARTIES”), entered into a Letter of Intent (“LOI”) whereby  CHAMA  agreed to purchase a controlling stock interest in HPGS for total cash consideration of $15,000,000 and 658,289 shares of CHAMA stock, effectively providing CHAMA 90% of HPGS at CLOSING.

WHEREAS, the LOI requires that CHAMA place into an escrow account for the payment to the creditors of HPGS prior to the acquisition a total of $10,000,000, deliverable in increments.  The increments are that CHAMA is to deposit $1,000,000 within 10 working days of the executed LOI, and 20 working days after the initial deposit, an additional $9,000,000.

WHEREAS, the Parties have agreed to extend the delivery date of monies deposited into Escrow.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, HPGS and CHAMA agree that the Escrow Date shall be extended to on or before November 5, 2012 for deposit of the $1,000,000 into Escrow.  The additional $9,000,000 escrow payment shall be made on or before November 15, 2012.

All capitalized terms contained in this Agreement shall have the meanings assigned to them in this Agreement and in the LOI.

IN WITNESS WHEREOF, the authorized representatives of HPGS, and CHAMA, execute this Agreement on the dates stated below.

HPGS

CHAMA

By:___________________________________

By:___________________________________

Name:  Brandon Hargett

Name:  Anthony Saviano

Title:

CEO

Title:

CEO

Date:

October 29, 2012

Date:

October 29, 2012